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                                                                EXHIBIT 10.35

                                  FIRST AMENDMENT
                                         TO
                          FINANCING AND SECURITY AGREEMENT

    THIS FIRST AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this "Agreement") is made as of the 23rd day of April , 1997, by and among WG APPAREL, INC., a Delaware corporation ("Apparel"), WILLCOX & GIBBS, INC., a Delaware corporation ("Holdings"), LEADTEC SYSTEMS INC., a Delaware corporation ("Leadtec"), CLINTON MANAGEMENT CORP., a Florida corporation ("Clinton Management"), CLINTON MACHINERY CORPORATION, a Delaware corporation ("Clinton Machinery"), MACPHERSON MEISTERGRAM, INC., a North Carolina corporation ("Macpherson"), jointly and severally (each of Apparel, Holdings, Leadtec, Clinton Management, Clinton Machinery, and Macpherson, a "Borrower;" Apparel, Holdings, Leadtec, Clinton Management, and Clinton Machinery, collectively, the "Borrowers"), and NATIONSBANK, N.A., a national banking association (the "Lender").

                                       RECITALS

    A. The Borrowers and the Lender entered into a Financing and Security Agreement dated December 17, 1996 (the same, as amended, modified, substituted, extended, and renewed from time to time, the "Financing Agreement"). The Financing Agreement provides for some of the agreements between the Borrowers and the Lender with respect to the "Loans" (as defined in the Financing Agreement), including a revolving credit facility with letter of credit and foreign exchange subfacilities in an amount not to exceed $18,500,000.

    B. The Borrowers have requested that the Lender agree to modify the Borrowing Base provisions and the treatment of Receivables received in the Lender's Lockbox.

    C. The Lender is willing to agree to the Borrowers' requests on the condition, among others, that this Agreement be executed.


                                      AGREEMENTS

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrowers and the Lender agree as follows:

    1. The Borrowers and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

    2. The Borrowers and the Lender agree that on the date hereof the aggregate outstanding principal balance under the Revolving Credit Note (subject to change for returned items and

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other adjustments made in the ordinary course of business) is
$_____________________.

    3.   The Financing Agreement is hereby amended as follows:

    (a) Subpart (viii) of the definition of "Eligible Receivable" and "Eligible Receivables" in Section 1.1 of the Financing Agreement is hereby amended and restated in its entirety as follows:

              (viii) the Receivable is not outstanding more than one hundred twenty (120) days from the date of the invoice therefore

    (b) Sub-Section (a) of Section 2.1.3 (BORROWING BASE) is hereby amended and restated in its entirety as follows:

              (a) As used in this Agreement, the term "Borrowing Base" means at any time, an amount equal to the aggregate of (a) eighty five percent (85%) of the amount of Eligible Receivables of all Borrowers.

    (c) Subsection (d) of Section 2.1.8 (THE COLLATERAL ACCOUNT) is hereby amended as restated in its entirety as follows:

              (d) After a Default or Event Default, the Lender will apply the whole or any part of the collected funds credited to the Collateral Account against any of the Obligation, the order and method of such application to be in the sole discretion of the Lender. It is understood and agreed, however, that, absent a Default or Event of Default, the Lender shall cause collected funds in the Collateral Account to be transferred to the deposit account with the Lender on a daily basis.

    (d) Section 2.1.9 (REVOLVING LOAN ACCOUNT) of the Financing Agreement is amended and Restated in its entirety as follows:

              2.1.9 REVOLVING LOAN ACCOUNT. The Lender will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Lender will (a) DEBIT (i) the principal amount of each Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrowers to the Lender from time to time under the provisions of this Agreement in connection

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         with the Revolving Loan, including, without limitation,
         Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrowers to the Lender on account of the Revolving Loan as of the date made including, without limitation, funds (if any) credited to the Revolving Loan Account from the Collateral Account. The Lender may debit the Revolving Loan Account for the amount of any Item of Payment which is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits.

    (e) Section 2.1.12 (REQUIRED AVAILABILITY UNDER THE REVOLVING CREDIT FACILITY) is hereby deleted in its entirety.

    (f) Section 2.2.1 (LETTERS OF CREDIT) of the Financing Agreement is hereby amended and restated in its entirety as follows:

              2.2.1  LETTERS OF CREDIT.     Subject to and upon the
         provisions of this Agreement, and as a part of the Revolving Credit Commitment, the Borrowers may obtain documentary letters of credit and related bankers acceptances or standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrowers will not be entitled to obtain a Letter of Credit hereunder unless (a) after giving effect to the request, the Borrowers would be in compliance with Section 2.1.1 (a) and (b), and (b) the sum of the aggregate face amount of the then outstanding Letters of Credit plus the aggregate of all Foreign Exchange Reserves then outstanding does not exceed Ten Million Dollars ($10,000,000).


    (g) Section 2.3.1 (FOREIGN EXCHANGE AGREEMENTS) is hereby amended and restated in its entirety as follows:

              2.3.1  FOREIGN EXCHANGE AGREEMENTS.

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         Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, to cover the risks of currency fluctuations with respect to those Letters of Credit and Existing Letters of Credit which are drawable in a currency other than U.S. dollars, or to cover other risks of currency fluctuations in the ordinary course of the Borrowers' business, the Borrowers may, upon the prior approval of the Lender, enter into Foreign Exchange Agreements from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrowers will not be entitled to obtain a Foreign Exchange Agreement hereunder unless (a) after giving effect to the request, the Borrowers would be in compliance with Section 2.1.1 9a) and (b), and (b) the sum of the aggregate of all Foreign Exchange Reserves then outstanding does not exceed Ten Million Dollars ($10,000,000). In addition, in no event shall the outstanding Foreign Exchange Reserves exceed $750,000. The Lender shall calculate the amount of Foreign Exchange Reserves in its sole discretion based upon the Lender's determination of the credit risk associated with each Foreign Exchange Agreement.

    (h) Subsection (c) of Section 2.4 (APPLICABLE INTEREST RATE) is hereby amended and restated in its entirety as follows:

              (c) The Applicable Margin for (1) LIBOR Loans shall be two and one-half percent (2.50%) per annum, and (ii) Base Rate Loans shall be one quarter of one percent (.25%) per annum.

    (i) Section 2.5.4 (FIELD EXAMINATION FEES) is hereby amended and restated in its entirety as follows:

              2.5.4  FIELD EXAMINATION FEES.     The Borrowers shall pay
         to the Lender a field examination fee (collectively the "Field Examination Fees" and individually a "Field Examination Fee"), which Field Examination Fees shall be payable quarterly on the first day of each April, July, October and January of each year commencing on the first such date following the Closing Date, and continuing until the last such date prior to which all Obligations arising out of, or under, the

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         Credit Facilities then outstanding have been paid in full.  Each
         Field Examination Fee shall be in the amount of $3,750.

    4. The Borrowers hereby issue, ratify and confirm the representations, warranties and covenants contained in the Financing Agreement, as amended hereby. The Borrowers agree that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

    5. The Borrowers acknowledge and warrant that the Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with the Borrowers in connection with this Agreement and generally in connection with the Financing Agreement and the Obligations, the Borrowers hereby waiving and releasing any claims to the contrary.

    6. The Borrowers shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Lender's counsel and all recording fees, taxes and charges.

    7. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. The Borrowers agree that the Lender may rely on a telecopy of any signature of any Borrower. The Lender agrees that the Borrowers may rely on a telecopy of this Agreement executed by the Lender.

    IN WITNESS WHEREOF, the Borrowers and the Lender have executed this Agreement under seal as of the date and year first written above.


WITNESS OR ATTEST:                     WG APPAREL, INC.
/s/ John K. Ziegler                         By:  /s/ John K. Ziegler (Seal)
----------------------------                    -----------------------------
John K. Ziegler, Jr.                        John K. Ziegler
Assistant Secretary                         Chairman and Chief Executive Officer


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WITNESS OR ATTEST:                     WILLCOX & GIBBS, INC.
/s/ John K. Ziegler                         By:  /s/ John K. Ziegler (Seal)
----------------------------                    -----------------------------
John K. Ziegler, Jr.                        John K. Ziegler
Assistant Secretary                         Chairman and Chief Executive Officer

WITNESS OR ATTEST:                     LEADTEC SYSTEMS INC.
/s/ John K. Ziegler                         By:  /s/ John K. Ziegler (Seal)
----------------------------                    -----------------------------
John K. Ziegler, Jr.                        John K. Ziegler
Assistant Secretary                         Vice President

WITNESS OR ATTEST:                     CLINTON MANAGEMENT CORP.
/s/ John K. Ziegler                         By:  /s/ John K. Ziegler (Seal)
----------------------------                    -----------------------------
John K. Ziegler, Jr.                        John K. Ziegler
Assistant Secretary                         Vice President

WITNESS OR ATTEST:                     CLINTON MACHINERY CORPORATION
/s/ John K. Ziegler                         By:  /s/ John K. Ziegler (Seal)
----------------------------                    -----------------------------
John K. Ziegler, Jr.                        John K. Ziegler
Assistant Secretary                         Vice President

WITNESS OR ATTEST:                     MACPHERSON MEISTERGRAM, INC.
/s/ Mary-Anne Kieran                        By:  /s/ John K. Ziegler (Seal)
----------------------------                    -----------------------------
Name:  Mary-Anne Kieran                     John K. Ziegler
Title:  Secretary                           Vice President

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WITNESS:                               NATIONSBANK, N.A.

[ILLEGIBLE]                            By:  /s/ David B. Thayer (Seal)
----------------------------               -----------------------------
                                            David B. Thayer
                                            Vice President



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